Exhibit 1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT dated as of March 29, 2007 (this “Agreement”), by and between HARRIS CORPORATION, a Delaware corporation (“Seller”), and IHL INVESTMENTS, LLC, a Delaware limited liability company (“Buyer”).

Recitals

Seller is the record and beneficial owner of 40,000 shares of Series C Convertible Preferred Stock, $.001 par value (the “Shares”), of Teltronics, Inc., a Delaware corporation (the “Company”). Buyer desires to purchase the Shares from Seller, and Seller desires to sell the Shares to Buyer, all upon the terms and subject to the conditions set forth in this Agreement.

Therefore, in reliance on the representations, warranties and agreements made herein and in consideration of the premises and mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Terms

1.    Sale and Purchase of Shares. At the Closing (defined below), Seller shall sell, assign and transfer to Buyer the Shares and all rights that Seller shall have with respect to any and all accrued but unpaid dividends relating to the Shares by delivering to Buyer, against payment therefor as provided below, one or more certificates evidencing the Shares (the “Stock Certificates”), in proper form for transfer or with duly executed stock powers attached thereto.

2.    Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Seller, 1025 West NASA Boulevard, Melbourne, Florida 32919, or at such other place or places as the parties may agree on March 29, 2007, (the “Closing Date”) and shall be effective as of that date.

3.    Purchase Price and Payment. The purchase price payable by Buyer for the Shares shall be ONE MILLION SEVEN HUNDRED THOUSAND DOLLARS ($1,700,000.00) (the “Purchase Price”). ONE MILLION THREE HUNDRED THOUSAND DOLLARS ($1,300,000.00) of the Purchase Price (the “Cash Consideration”) shall be payable in cash at Closing by wire transfer of immediately available funds to the account designated by Seller to Buyer prior to the Closing. The remaining FOUR HUNDRED THOUSAND DOLLARS ($400,000.00) of the Purchase Price (the “Deferred Consideration”) shall be due and payable from Buyer to Seller on December 27, 2007 without interest. The terms of payment of the Deferred Consideration are further detailed by the terms of a promissory note made by Buyer in favor of Seller dated of even date herewith (the “Note”), which obligations under the Note shall be secured by a pledge of the Shares pursuant to a pledge agreement by Buyer in favor of Seller dated of even date herewith (the “Pledge Agreement”).

4.    Deliveries of Buyer at Closing. At the Closing, Buyer shall deliver to Seller:

(a)    payment of the Cash Consideration in accordance with Section 3 hereof;

(b)    the Note in the amount of the Deferred Consideration in the form of Exhibit A attached hereto; and

(c)    the Pledge Agreement in the form of Exhibit B attached hereto.

5.    Representations and Warranties of Seller. Seller represents and warrants to Buyer that: (a) Seller is the owner of the Shares, (b) Seller has the corporate power and authority to sell the Shares to Buyer and (c) the Shares are free of all encumbrances, except for restrictions with respect to transferability imposed by the provisions of the Securities Act of 1933, as amended or applicable state securities laws. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 5, THE SELLER DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESSED OR IMPLIED, WRITTEN OR ORAL.

6.    Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:

(a)    Buyer acknowledges and agrees that Seller: (i) is not a controlling person with respect to the Company; (ii) does not have the power to nominate or appoint any member of the Company’s board of directors; (iii) is not otherwise involved in the management of the Company; and (iv) has a relationship with the Company such that Seller is not privy to, nor does Seller have access to, information regarding the Company that has not been publicly disclosed;

(b)    Buyer is not relying on Seller to provide Buyer information regarding the Company or the Shares, and Buyer is looking solely to the Company for such information;

(c)    the Company has provided Buyer all information relevant to Buyer’s investment decision, including, but not limited to, the Company’s financial statements for the most recent fiscal year and any and all of the Company’s reports and registration statements filed with the Securities Exchange Commission;

(d)    the Company has permitted Buyer to make such other investigations as Buyer considers appropriate to determine or verify the condition (financial or otherwise) of the Company and to consummate the transactions contemplated by this Agreement;

(e)    Buyer is able to evaluate the merits, risks and other factors bearing on the suitability of the Shares as an investment;

(f)    Buyer is acquiring the Shares for its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of the Shares, or with any present intention of selling all or part of the Shares;

(g)    Buyer is not acting as part of a group, or in concert with any other person or entity, in connection with its purchase of the Shares; and

(h)    Buyer is aware that it may be required to report the acquisition of Shares pursuant to Section 16 of the Securities Exchange Act and may be subject to other reporting obligations under applicable securities laws.

7.    Indemnification. Subject to the conditions set forth below, each party hereto (the “Indemnifying Party,” as applicable) agrees to indemnify and hold harmless the other party hereto and its respective affiliates, agents, employees, officers and directors (collectively, the “Indemnified Parties”) against any and all loss, liability, claim, damage and reasonable expense whatsoever (which shall include, for all purposes of this Section 7, but not be limited to, reasonable attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (a) any breach of representation or warranty contained in this Agreement, or (b) the Indemnifying Party’s breach of the provisions of this Agreement.

 8.    Release of Seller. Except for Seller’s obligation to deliver the Stock Certificates to Buyer pursuant to Section 1 hereof; deliver the Assignment pursuant to Section 9 hereof; and Seller’s representations and warranties as set forth in Section 5 hereof: (a) Seller and its affiliates, agents, employees, officers and directors shall have no liability to Buyer or its affiliates, agents, employees, officers or directors for any losses, claims or expenses related to or arising out of this Agreement; and (b) Buyer for itself and on behalf of its affiliates, agents, employees, officers and directors hereby waives and releases any and all claims Buyer currently has or may in the future have against Seller and its affiliates, agents, employees, officers and directors arising in connection with or otherwise related to this Agreement or the transactions contemplated hereby.

9.    Assignment of Registration Rights Agreement. At the Closing, Seller shall assign to Buyer the Registration Rights Agreement dated March 27, 2002 by and between Seller and the Company.

10.    Miscellaneous Provisions.

(a)    Costs and Expenses. Each party shall pay its own expenses in connection with the preparation, negotiation, and performance of the terms of this Agreement.

(b)    Survival of Representations and Warranties. The representations and warranties contained herein or in any certificate, statement, document or instrument furnished hereunder shall survive the Closing until March 29, 2009. The covenants of Seller and Buyer shall continue in full force and effect in accordance with their respective terms.

(c)    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware without giving effect to any choice or conflicts of laws provisions or rules thereof (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than the State of Delaware.

(d)    Notices. All notices, consents, requests, instructions, approvals and other communications which may be or are required to be given, served or sent by either party pursuant to this Agreement, shall be in writing and shall be delivered personally, or sent by nationally recognized overnight courier service, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Buyer:             IHL Investments, LLC
  3402 Oak Grove, Suite 200
  Dallas, Texas 75204
  Attention: Manager

With a copy to:      Gillespie, Roger, Watsky & Jones, P.C.
  3402 Oak Grove, Suite 200
  Dallas, Texas 75204
  Attention: Hal K. Gillespie, Esq.

If to Seller:             Harris Corporation
1025 West NASA Boulevard
Melbourne, FL 32919
Attention: Scott T. Mikuen

Each party may designate by notice in writing as aforesaid a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, sent, or delivered in the manner described above, shall be deemed sufficiently given, served, sent or received for all purposes (i) on the day personally delivered or faxed, (ii) on the second day after the date delivered to a nationally recognized overnight courier, or (iii) on the fifth day following the date sent by certified mail.

(e)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be illegal, invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

(f)    Submission to Jurisdiction; Prevailing Party

(i)    Jurisdiction. EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE MIDDLE DISTRICT OF FLORIDA AND ANY STATE COURT WITHIN BREVARD COUNTY, STATE OF FLORIDA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS, AND EACH PARTY WAIVES ANY OBJECTION WHICH IT MIGHT HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT.

(ii)    Prevailing Party. In the event of a dispute hereunder, the prevailing party in such dispute shall be entitled to recover from the non-prevailing party, all costs and expenses incurred in connection with such dispute, including reasonable attorneys’ fees and costs incurred before and at trial or any other proceedings.

(g)    Specific Performance. The parties acknowledge and agree that the other would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a party may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by specific performance and to temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement.

(h)    No Third Party Beneficiary. This Agreement is entered into solely for the benefit of the parties hereto, and the provisions of this Agreement shall be for the sole and exclusive benefit of such parties and their respective successors and permitted assigns. No person not a party hereto or their successors and permitted assigns (including the Company) shall be entitled to enforce any provisions hereof or exercise any right hereunder.

(i)    Waiver; Amendment.

(i)    Neither the waiver by either of the parties hereto of a breach of or a default under any one or more of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder. No waiver shall be binding unless executed by the party making the waiver.

(ii)    No provisions of this Agreement may be amended, modified, discharged or terminated except by written agreement duly executed by each of the parties.

(j)    Assignment. Neither Seller nor Buyer shall assign any of their rights or obligations under this Agreement without the prior written consent of the other. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

(k)    Entire Agreement. This Agreement, the Note and the Pledge Agreement embody and constitute the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede and cancel any prior and contemporaneous oral or written agreement, letter of intent, proposal executed or delivered by or on behalf of any of the parties, representations or understanding related to the subject matter hereof, written or oral.

(l)    Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or other non-alterable electronic transmission), and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

(m)    No Set-Off. Neither party hereto shall have any right to set-off any amounts due under this Agreement against any claims or amounts due to the other parties under any other arrangement between or among the parties.

(n)    Counsel. Each party hereto acknowledges each of them have been represented by legal counsel with respect to all matters contemplated herein, from the commencement of negotiations and at all times through the execution hereof, and each party represents and warrants that it has reviewed, knows and understands, and agrees with the terms and conditions of this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK;
SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date set forth above.

SELLER:

HARRIS CORPORATION

By:       /s/ Charles J. Greene
Name:  Charles J. Greene
Title:    V.P.-Tax & Treasurer

BUYER:

IHL Investments, LLC

By:       /s/ L. Bailikowsky
Name:  L. Bailikowsky
Its:       Manager

SELLER:
* * * * *
State of FLORIDA
County of Brevard

On  March 29, 2007  before me appeared Charles J. Greene   who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to within the instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public, Commission No. DD263331 Expires 2/24/08 (SEAL)	/s/ Vicki L. Calicchia Notary

BUYER:
* * * * *
State of TEXAS
County of Dallas

On  March 29, 2007  before me appeared L. Bailikowsky   who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to within the instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public, Commission No. Expires July 25, 2009 (SEAL)	/s/ Patricia Stevens Notary

[Signature page to Stock Purchase Agreement]